Exhibit 10.2

                  FIRST AMENDMENT TO MASTER FACTORING AGREEMENT

This First amendment to that Master Factoring Agreement dated February 15th, 2005 ("MFA") between Rockland Credit Finance, LLC ("Rockland") and Plangraphics, Inc. ("Plangraphics") is entered into this 9th day of January, 2006 ("Effective Date").

                                    Recitals

Whereas, the parties entered into the MFA which is effective and in full force, and

Whereas, the parties wish to extend the term of the MFA and modify certain other terms and conditions therein.

Therefore, for valuable consideration the sufficiency of which is hereby affirmed, the parties, wishing to be legally bound, agree to the following terms and conditions.

1)   From the Effective Date hereof and hereafter,

     a) The Advance Rate as defined pursuant to Section 2.3.1 of the MFA shall be eighty-five percent (85%).

     b) The Guaranteed Monthly Volume as defined pursuant to Section 2.4 of the MFA is three hundred fifty thousand dollars ($350,000).

     c)   Section 4.1(c) is hereby amended as follows:

          i) "(c) an Assigned Account is not paid on or before the expiration of ninety days (90) days from the invoice date, or in respect of certain account debtors of yours as we may agree from time to time, one hundred twenty (120) days from the invoice date, but in any case such extension to 120 days shall be at our sole discretion which can be withdrawn by us at an (sic.) time (such an Account being hereinafter referred to as a "Late Account")"

2) The first sentence only of Section 8.1 is hereby amended and is superceded as follows:

     "The term of this Agreement shall be for an initial period commencing on February 14th, 2005 and continuing to June 30th, 2007.

3) The terms of this Amendment are incorporated in the MGA by cross-reference. A default or breach of any term hereunder by you or your failure to timely and properly observe, keep or perform any term, covenant, agreement or condition hereunder shall be a default under the MFA as previously amended.

4) This Amendment and the MFA contain the entire agreement of the parties hereto with respect to the matters contemplated hereby, and supercede any and all other agreements, statement or promises made by any party, or by any employee, officer, agent, attorney of any party hereto, that are not contained herein.

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5)   Plangraphics specifically intends that this Amendment constitutes and (sic)
     under Seal.

6) No modification or waiver of any provision of this Amendment or the MFA shall be effective unless and until it is in writing and then such waiver shall only be effective for specific instance and for the purpose for which it is given.

7) All other terms and conditions in the MFA shall remain in full force and effect.

The parties, by their signature below, hereby execute their agreement to the foregoing terms and conditions.



Rockland Credit Finance, LLC                  Plangraphics, Inc.

By: /S/ John Fox                              By: /S/ John C. Antenucci

Name: John Fox                                Name: John C. Antenucci

Title: President                              Title: President & CEO



Re: First Amendment to MFA (Plangraphics)